UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2011
ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 18, 2011, Anixter International Inc. (the “Company”) announced that Dennis J. Letham, who will reach age 60 in July, will retire as Executive Vice President and Chief Financial Officer at the end of June 2011, following an 18-year career with the company as the Chief Financial Officer. The Company also announced that, effective July 1, 2011, Theodore (“Ted”) A. Dosch will become Executive Vice President and Chief Financial Officer. Mr. Dosch, age 51, has served as the Company’s Senior Vice President — Global Finance since January 2009. Prior to joining the Company, Mr. Dosch served in a variety of senior financial management positions with Whirlpool Corporation, most recently Chief Financial Officer, North America. Mr. Dosch is also a member of the Board of Directors of Habitat for Humanity International, where he currently serves as Vice-Chair of the Board.
     For additional information, reference is made to the Company’s press release, dated February 18, 2011, which is included as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
Exhibits
          99.1    Press Release, dated February 18, 2011, issued by Anixter International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.
February 22, 2011	By:	/s/ Dennis J. Letham
Dennis J. Letham
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 18, 2011, issued by Anixter International Inc.